                                               AMENDED AND RESTATED

                                    Distribution and Service Plan and Agreement

                                                       with

                                        OppenheimerFunds Distributor, Inc.

                                               For Class C Shares of

                                        Oppenheimer Quest Value Fund, Inc.

                         This Amended and Restated Distribution and Service Plan
                    and  Agreement  (the  "Plan") is dated as of the 11th day of
                    February, 2004, by and between Oppenheimer Quest Value Fund,
                    Inc.  (the "Fund") and  OppenheimerFunds  Distributor,  Inc.
                    (the "Distributor").  This Amended and Restated Distribution
                    and Service Plan and Agreement replaces the Distribution and
                    Service Plan and Agreement for Class C shares dated February
                    3, 1998.

     1. The Plan. This Plan is the Fund's written  distribution and service plan for Class C shares of the Fund (the "Shares"),  designed to comply with the provisions  of Rule  12b-1  as it may be  amended  from  time to time  (the
     "Rule") under the Investment Company Act of 1940 (the "1940 Act"). Pursuant
     to this Plan the Fund will  compensate the  Distributor for its services in connection with the  distribution of Shares,  and the personal  service and maintenance of shareholder accounts that hold Shares ("Accounts"). The Fund may act as distributor of securities of which it is the issuer, pursuant to the Rule,  according to the terms of this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner  consistent with the provisions  and  definitions  contained  in  (i)  the  Fund's  Registration
     Statement, (ii) the 1940 Act, (iii) the Rule, (iv) Rule 2830 of the Conduct
     Rules of the National  Association  of  Securities  Dealers,  Inc.,  or any
     applicable  amendment or successor to such rule (the "NASD Conduct  Rules")
     and (v) any conditions pertaining either to  distribution-related  expenses or to a plan of  distribution  to which the Fund is subject under any order on which the Fund  relies,  issued at any time by the U.S.  Securities  and
     Exchange Commission ("SEC").

     2.  Definitions.  As used in this Plan, the following  terms shall have the following meanings:

                         (a) "Recipient" shall mean any broker,  dealer, bank or
                    other person or entity  which:  (i) has rendered  assistance
                    (whether direct, administrative or both) in the distribution of Shares or has provided  administrative  support  services with respect to Shares held by Customers  (defined below) of the Recipient; (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor  shall reasonably  request to answer  such  questions  as may arise concerning  the sale of Shares;  and (iii) has been selected by the Distributor to receive payments under the Plan.

                         (b)  "Independent  Directors" shall mean the members of
                    the  Fund's  Board  of  Directors  who are  not  "interested persons"  (as  defined  in the 1940 Act) of the Fund and who have  no  direct  or  indirect  financial  interest  in  the operation of this Plan or in any agreement  relating to this
                    Plan.

                         (c)  "Customers"  shall  mean such  brokerage  or other
                    customers  or  investment  advisory  or other  clients  of a
                    Recipient,  and/or  accounts  as  to  which  such  Recipient provides  administrative  support services or is a custodian or other fiduciary.

                         (d)  "Qualified   Holdings"   shall  mean,  as  to  any
                    Recipient,  all Shares owned  beneficially  or of record by:
                    (i) such Recipient, or (ii) such Recipient's Customers,  but in no event  shall any such  Shares be deemed  owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity would otherwise  qualify as  Recipients  as to the same  Shares  with  respect to the payment of the  Asset-Based  Sales Charge and/or Service Fee
                    (defined below), the Recipient which is the dealer of record on the Fund's books as determined by the  Distributor  shall be deemed the  Recipient  as to such Shares for  purposes of this Plan.

                         3.   Payments   for    Distribution    Assistance   and
                    Administrative Support Services.

                         (a) Payments to the  Distributor.  In  consideration of
                    the payments made by the Fund to the Distributor  under this
                    Plan, the Distributor shall provide  administrative  support
                    services  and  distribution   services  to  the  Fund.  Such
                    services include distribution  assistance and administrative support services rendered in connection with Shares (1) sold in purchase transactions,  (2) issued in exchange for shares of  another  investment  company  for which the  Distributor serves as  distributor  or  sub-distributor,  or (3)  issued pursuant to a plan of  reorganization to which the Fund is a party. If the Board believes that the Distributor may not be
                    rendering    appropriate    distribution    assistance    or
                    administrative  support services in connection with the sale of  Shares,  then the  Distributor,  at the  request  of the
                    Board,  shall  provide  the Board  with a written  report or
                    other   information  to  verify  that  the   Distributor  is
                    providing  appropriate  services  in this  regard.  For such services,  the Fund will make the following  payments to the
                    Distributor:

                         (i)   Administrative   Support  Service  Fees.   Within
                    forty-five  (45) days of the end of each  calendar  quarter, the Fund will make payments in the aggregate amount of up to
                    0.25% on an annual basis of the average during that calendar quarter  of the  aggregate  net  asset  value of the  Shares computed as of the close of each  business day (the "Service
                    Fee"). Such Service Fee payments received from the Fund will compensate  the  Distributor  for  providing  administrative
                    support    services   with   respect   to   Accounts.    The
                    administrative  support services in connection with Accounts may include, but shall not be limited to, the administrative support services that a Recipient may render as described in
                    Section 3(b)(i) below.

                         (ii) Distribution  Assistance Fees  (Asset-Based  Sales
                    Charge). The Fund may make payments of an "Asset-Based Sales
                    Charge"  of up to  0.0625%  per  month  (0.75%  on an annual basis) of the average  during the month of the aggregate net asset  value  of  Shares  computed  as of the  close of each
                    business  day.  Such   Asset-Based   Sales  Charge  payments
                    received from the Fund will  compensate the  Distributor for providing  distribution  assistance in  connection  with the sale of Shares.

                         The distribution  assistance services to be rendered by
                    the  Distributor in connection  with the Shares may include, but shall not be limited to, the following: (i) paying sales commissions to any broker,  dealer,  bank or other person or
                    entity  that  sells  Shares,   and/or  paying  such  persons
                    "Advance Service Fee Payments" (as defined below) in advance of, and/or in amounts  greater than, the amount provided for in Section 3(b) of this Agreement;  (ii) paying compensation to and expenses of personnel of the  Distributor who support
                    distribution  of  Shares  by  Recipients;   (iii)  obtaining
                    financing  or  providing   such   financing   from  its  own
                    resources, or from an affiliate,  for the interest and other borrowing costs of the Distributor's  unreimbursed  expenses
                    incurred   in   rendering   distribution    assistance   and
                    administrative support services to the Fund; and (iv) paying
                    other   direct   distribution   costs,   including   without
                    limitation the costs of sales  literature,  advertising  and prospectuses  (other than those  prospectuses  furnished  to current holders of the Fund's shares  ("Shareholders"))  and state "blue sky" registration expenses.

                         (b)  Payments  to   Recipients.   The   Distributor  is
                    authorized under the Plan to pay Recipients (1) distribution assistance  fees for  rendering  distribution  assistance in connection  with the sale of Shares  and/or (2) service fees for rendering  administrative  support services with respect to Accounts.  However, no such payments shall be made to any
                    Recipient for any quarter in which its Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified  Holdings"),  if any, that may be set  from  time  to time by a  majority  of the  Independent
                    Directors.   All  fee  payments  made  by  the   Distributor
                    hereunder are subject to reduction or chargeback so that the aggregate  service  fee  payments  and  Advance  Service Fee
                    Payments do not exceed the limits on payments to  Recipients that are, or may be, imposed by the NASD Conduct Rules.  The
                    Distributor  may  make  Plan  payments  to  any  "affiliated person" (as defined in the 1940 Act) of the  Distributor  if such  affiliated  person  qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

                         In   consideration   of  the   services   provided   by
                    Recipients,   the  Distributor   shall  make  the  following
                    payments to Recipients:

                         (i) Service  Fee. In  consideration  of  administrative
                    support  services  provided by a Recipient during a calendar quarter,  the Distributor shall make service fee payments to that Recipient quarterly, within forty-five (45) days of the end of each calendar quarter,  at a rate not to exceed 0.25%
                    on an  annual  basis  of the  average  during  the  calendar quarter of the aggregate net asset value of Shares, computed as of the close of each business day, constituting Qualified
                    Holdings owned beneficially or of record by the Recipient or by its  Customers  for a period  of more  than  the  minimum period (the "Minimum Holding  Period"),  if any, that may be set  from  time  to time by a  majority  of the  Independent
                    Directors.

                         Alternatively, the Distributor may, at its sole option,
                    make the  following  service fee  payments to any  Recipient quarterly,  within  forty-five  (45) days of the end of each calendar  quarter:  (A) "Advance  Service Fee Payments" at a rate not to exceed 0.25% of the average  during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of business on the day such Shares are sold, constituting  Qualified  Holdings,  sold  by  the  Recipient during that quarter and owned  beneficially  or of record by the  Recipient  or by its  Customers,  plus (B)  service fee payments at a rate not to exceed 0.25% on an annual basis of the average during the calendar quarter of the aggregate net asset  value of  Shares,  computed  as of the  close of each
                    business  day,   constituting   Qualified   Holdings   owned
                    beneficially  or of  record  by  the  Recipient  or  by  its
                    Customers  for a period of more  than one (1)  year.  At the
                    Distributor's sole option,  Advance Service Fee Payments may be made more often than  quarterly,  and sooner than the end of the  calendar  quarter.  In the event Shares are redeemed less than one year after the date such Shares were sold, the
                    Recipient is obligated to and will repay the  Distributor on demand  a pro  rata  portion  of such  Advance  Service  Fee
                    Payments,  based on the ratio of the time such  Shares  were held to one (1) year.

                         The  administrative  support services to be rendered by
                    Recipients in connection with the Accounts may include,  but shall not be limited to, the  following:  answering  routine
                    inquiries    concerning   the   Fund,   assisting   in   the
                    establishment and maintenance of accounts or sub-accounts in the  Fund  and  processing  Share  redemption  transactions, making  the Fund's  investment  plans and  dividend  payment options available,  and providing such other information and services  in  connection  with  the  rendering  of  personal
                    services  and/or  the   maintenance  of  Accounts,   as  the
                    Distributor or the Fund may reasonably request.

                         (ii)  Distribution  Assistance Fee  (Asset-Based  Sales
                    Charge)  Payments.  Irrespective  of  whichever  alternative method of making  service  fee  payments  to  Recipients  is selected by the  Distributor,  in addition  the  Distributor shall make  distribution  assistance  fee  payments  to each
                    Recipient  quarterly,  within forty-five (45) days after the end  of  each  calendar  quarter,  at a rate  not to  exceed
                    0.1875% (0.75% on an annual basis) of the average during the calendar  quarter of the aggregate net asset value of Shares computed as of the close of each  business day  constituting
                    Qualified  Holdings owned  beneficially  or of record by the
                    Recipient or its Customers for a period of more than one (1)
                    year. Alternatively, at its sole option, the Distributor may make  distribution  assistance  fee  payments to a Recipient
                    quarterly,   at  the  rate   described   above,   on  Shares
                    constituting  Qualified  Holdings owned  beneficially  or of record by the Recipient or its Customers  without  regard to the 1-year  holding  period  described  above.  Distribution assistance  fee  payments  shall be made only to  Recipients that are registered with the SEC as a  broker-dealer  or are exempt from registration.

                         The  distribution  assistance  to be  rendered  by  the
                    Recipients  in  connection  with  the  sale  of  Shares  may include,  but  shall  not  be  limited  to,  the  following:
                    distributing  sales literature and  prospectuses  other than
                    those   furnished   to   current   Shareholders,   providing
                    compensation  to and paying  expenses  of  personnel  of the
                    Recipient  who  support  the  distribution  of Shares by the
                    Recipient, and providing such other information and services in  connection  with  the  distribution  of  Shares  as  the
                    Distributor or the Fund may reasonably request.

                         (c) A majority of the Independent  Directors may at any
                    time or from time to time (i)  increase or decrease the rate of fees to be paid to the  Distributor  or to any Recipient, but not to exceed the maximum rates set forth above,  and/or
                    (ii) direct the  Distributor  to  increase  or decrease  any
                    Minimum Holding Period, any maximum period set by a majority of the Independent  Directors during which fees will be paid on Shares constituting Qualified Holdings owned beneficially or of  record  by a  Recipient  or  by  its  Customers  (the
                    "Maximum Holding Period"),  or Minimum  Qualified  Holdings.
                    The  Distributor  shall notify all Recipients of any Minimum
                    Qualified  Holdings,  Maximum  Holding  Period  and  Minimum
                    Holding Period that are established and the rate of payments hereunder  applicable to Recipients,  and shall provide each
                    Recipient  with written notice within thirty (30) days after any change in these provisions. Inclusion of such provisions or a change in such  provisions in a supplement or Statement of Additional Information or amendment to or revision of the prospectus  or Statement of  Additional  Information  of the
                    Fund shall constitute sufficient notice.

                         (d) The Service Fee and the Asset-Based Sales Charge on
                    Shares are subject to  reduction  or  elimination  under the limits that apply to such fees under the NASD Conduct  Rules relating to sales of shares of open-end funds.

                         (e)  Under  the  Plan,  payments  may  also  be made to
                    Recipients:  (i) by OppenheimerFunds,  Inc. ("OFI") from its own resources  (which may include  profits  derived from the advisory  fee it  receives  from the  Fund),  or (ii) by the
                    Distributor  (a subsidiary of OFI),  from its own resources, from Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

                         (f)  Recipients  are intended to have certain rights as
                    third-party  beneficiaries  under this Plan,  subject to the limitations  set  forth  below.  It may be  presumed  that a
                    Recipient   has   provided   distribution    assistance   or
                    administrative support services qualifying for payment under the Plan if it has Qualified Holdings of Shares that entitle it to payments under the Plan. If either the  Distributor or
                    the  Board  believe  that,   notwithstanding  the  level  of
                    Qualified  Holdings,   a  Recipient  may  not  be  rendering
                    appropriate  distribution  assistance in connection with the sale  of  Shares  or  administrative  support  services  for
                    Accounts, then the Distributor, at the request of the Board, shall require the  Recipient to provide a written  report or other information to verify that said Recipient is providing appropriate  distribution assistance and/or services in this regard.  If the  Distributor or the Board of Directors still is not  satisfied  after the receipt of such report,  either may take  appropriate  steps to  terminate  the  Recipient's status  as  a  Recipient  under  the  Plan,  whereupon  such
                    Recipient's  rights as a third-party  beneficiary  hereunder
                    shall  terminate.   Additionally,   in  their  discretion  a
                    majority of the Fund's Independent Directors at any time may remove any broker, dealer, bank or other person or entity as a Recipient, whereupon such person's or entity's rights as a
                    third-party     beneficiary    hereof    shall    terminate.
                    Notwithstanding  any other provision of this Plan, this Plan does not obligate or in any way make the Fund liable to make any payment  whatsoever  to any person or entity  other than
                    directly  to  the   Distributor.   The  Distributor  has  no
                    obligation   to  pay  any  Service   Fees  or   Distribution
                    Assistance  Fees to any Recipient if the Distributor has not
                    received payment of Service Fees or Distribution  Assistance
                    Fees from the Fund.

     4. Selection and Nomination of Directors. While this Plan is in effect, the selection and nomination of persons to be Directors of the Fund who are not
     "interested  persons"  of the  Fund  ("Disinterested  Directors")  shall be committed  to the  discretion  of the  incumbent  Disinterested  Directors.
     Nothing  herein shall prevent the incumbent  Disinterested  Directors  from soliciting  the views or the  involvement  of others in such  selection  or nomination  as  long  as the  final  decision  on any  such  selection  and nomination  is  approved  by a  majority  of  the  incumbent  Disinterested
     Directors.

     5. Reports.  While this Plan is in effect,  the Treasurer of the Fund shall provide written  reports to the Fund's Board for its review,  detailing the aggregate  amount of all payments  made under this Plan and the purpose for which the payments were made. The reports shall be provided quarterly,  and shall  state  whether  all  provisions  of Section 3 of this Plan have been complied with.

     6.  Related  Agreements.  Any  agreement  related  to this Plan shall be in writing and shall provide that: (i) such agreement may be terminated at any time,  without  payment  of any  penalty,  by a vote of a  majority  of the
     Independent  Directors  or by a vote of the  holders  of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  voting Class C shares;
     (ii) such termination  shall be on not more than sixty days' written notice
     to  any  other  party  to  the  agreement;   (iii)  such  agreement   shall
     automatically terminate in the event of its "assignment" (as defined in the
     1940 Act); (iv) such agreement shall go into effect when approved by a vote of the  Board  and its  Independent  Directors  cast in person at a meeting called for the purpose of voting on such agreement;  and (v) such agreement shall,  unless terminated as herein provided,  continue in effect from year to year only so long as such continuance is specifically  approved at least annually  by a vote of the  Board  and its  Independent  Directors  cast in person at a meeting called for the purpose of voting on such continuance.

     7. Effectiveness, Continuation, Termination and Amendment. This Amended and
     Restated Plan has been approved by a vote of the Board and its  Independent
     Directors and replaces the Fund's prior  Distribution  and Service Plan and
     Agreement for Class C shares. Unless terminated as hereinafter provided, it shall continue in effect until renewed by the Board in accordance  with the
     Rule  and  thereafter  from  year  to year or as the  Board  may  otherwise determine but only so long as such continuance is specifically  approved at least annually by a vote of the Board and its Independent Directors cast in person at a meeting called for the purpose of voting on such continuance.

                         This Plan may not be amended to increase materially the
                    amount of  payments  to be made  under  this  Plan,  without approval of the Class C Shareholders at a meeting called for that purpose and all material amendments must be approved by a vote of the Board and of the Independent Directors.

                         This Plan may be  terminated at any time by a vote of a
                    majority of the Independent  Directors or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the
                    Fund's  outstanding  Class C voting shares.  In the event of such  termination,  the Board and its Independent  Directors shall determine whether the Distributor shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or  the  Asset-Based  Sales  Charge in respect of Shares sold prior to the effective date of such termination.

                                        Oppenheimer Quest Value Fund, Inc.

                                            /s/ Dina C. Lee
                                        By: ________________________________________
                                             Dina C. Lee, Assistant Secretary

                                        OppenheimerFunds Distributor, Inc.

                                                   /s/ James H.Ruff
                                        By: ________________________________________
                                             James H. Ruff, President